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EXHIBIT 10.25

                            STOCK PURCHASE AGREEMENT



         THIS STOCK PURCHASE AGREEMENT (which together with the attached exhibits, are referred to herein as "Agreement") is entered into by and between Marketing Worldwide Corporation, a Delaware corporation (the "Company"), Colortek Inc., a Michigan corporation ("Colortek"), and the selling stockholders of Colortek, Patrick J. Smiarowski ("Smiarowski") and Grinstead Group, Inc., a Kentucky corporation ("Grinstead") (collectively, the "Colortek Shareholders") and Kathleen M. Smiarowski ("Kathy Smiarowski").

         WHEREAS, the Colortek Shareholders wish to sell and the Company desires to purchase the Colortek Shares, as defined below, in exchange for newly issued shares of common stock of the Company, as defined below, upon the terms and conditions set forth in this Agreement.

         WHEREAS, the Company, Colortek, the Colortek Shareholders and Kathy Smiarowski are willing to enter this Agreement based upon the representations and warranties of each of them to the other(s), as set forth below.

         WHEREAS, the parties intend for the purchase and sale of the securities under this Agreement to be exempt from registration under the Securities Act of 1933, as amended (the "Act"), based upon the exemptions found in Section 4(1) and 4(2) of the Act.

         NOW, THEREFORE, in consideration of and in reliance on the mutual promises and representations and warranties contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Colortek Shareholders and the Company agree as follows:

         1. Definitions

         1.1 "Associate" means with respect to any person, (i) any member of the immediate family of such person, (ii) any entity of which such person, or any member of the immediate family of such person, directly or indirectly, owns any equity interest, (iii) any entity of which such person, or any member of the immediate family of such person, serves as a director or executive officer, and
(iv) any entity that directly or indirectly controls, or that is directly or indirectly controlled by or under common control with, such person or any member of the immediate family of such person.

         1.2 "Company Disclosure Documents" means the Company Financials (as defined herein), material agreements and corporate documents, and other information related to the Company material to its operations for the two (2) fiscal years ending September 30, 2006, and any and all interim data or filings through the date hereof to be provided by the Company pursuant to this Agreement, including but not limited to the Company Financials (as defined herein) and other information required pursuant to the provisions of the Securities Exchange Act of 1934 (the "'34 Act") or the Securities Act of 1933, as amended (the "'33 Act").

         1.3 "Liabilities" means liabilities, obligations, or commitments of any nature, absolute, accrued, contingent, or otherwise, known or unknown, whether matured or unmatured.


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         1.4 "Colortek Shares" means one hundred percent (100%) the issued and outstanding shares of Colortek, comprising 60,000 shares of common stock.

         1.5 "Company Shares" means Four Hundred Thousand (400,000) shares of the Company's $.001 par value common stock with a restrictive legend.

         1.6 "Colortek Disclosure Documents" means the Colortek Financials as defined herein.

         1.7 "Colortek Assets" means assets (excluding the books and records of the Colortek Shareholders), properties, leases, contracts, agreements, and rights of Colortek of every type and description, tangible and intangible, including without limitation, all cash on hand and in banks.

         1.8 "Person" means any individual, corporation, professional corporation, limited partnership, association, or any other legal entity through which an individual or business might organize himself or itself.

         2. Purchase and Sale of Colortek Shares

         2.1 Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, on the Closing Date, as defined in Paragraph 3.1, the Colortek Shareholders agree to sell and transfer the Colortek Shares to the Company, and the Company agrees to purchase the Colortek Shares for the consideration set forth in this Agreement.

         2.2 Purchase Price. In exchange for the Colortek Shares, the Company shall issue and deliver to the Colortek Shareholders:

         (A) The Company Shares. The Company Shares delivered at Closing shall be allocated 50% to Smiarowski, or his designees (200,000 shares) and 50% to Grinstead (200,000 shares).

         3. Closing

         3.1 Date and Place. The closing of the delivery and transfer of the Colortek Shares (the "Closing") shall occur on a date ("Closing Date") to be mutually agreed upon by the Colortek Shareholders and the Company after exchange of all books, records, financial information, documents, and other materials reasonably deemed necessary to completion of the transaction contemplated under this Agreement.

         3.2 Transactions and Document Exchange at Closing. At the Closing, the following transactions shall occur and documents shall be exchanged, all of which shall be deemed to occur simultaneously:

         (A) By Colortek and the Colortek Shareholders. Colortek and the Colortek Shareholders will deliver, or cause to be delivered, to the Company:

         (1) The documents necessary to transfer the Colortek Shares to the Company pursuant to this Agreement, in proper form and substance reasonably acceptable to the Company, including the Assignments of Shares Separate from Certificates shall be in the form set forth in Schedule 3.2(A)(1);

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         (2) Such other documents, instruments, and/or certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement, or which are reasonably determined by the parties to be required to effectuate the transactions contemplated in this Agreement, or as otherwise may be reasonably requested by the Company to further the intent of this Agreement;

         (3) The Colortek Shareholders shall also deliver or cause to be delivered all books and records of Colortek to the extent available and necessary to perform an audit of its book as of its most recent year end and all interim periods prior to the Closing Date in accordance with Regulation S-X. The books and records shall present fairly the financial condition and results of operations of Colortek since August 30, 2005, in accordance with generally accepted accounting principles applied on a basis consistent with prior accounting periods.

         (B) By the Company. The Company will deliver, or cause the following to be delivered, to the Colortek Shareholders:

         (1) Stock certificate(s) in the name of the Colortek Shareholders aggregating 400,000 shares.

         (2) Such other documents, instruments, and/or certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement, or which are reasonably determined by the parties to be required to effectuate the transactions contemplated in this Agreement, or as otherwise may be reasonably requested by the Colortek Shareholders in furtherance of the intent of this Agreement.

         (C) By Colortek and Grinstead. Colortek and Grinstead will execute and deliver to each other, or cause the following to be executed and delivered to each other:

         (1) The Closing Agreement in the form set forth in Schedule 3.2(C)(1).

         (2) Such other documents, instruments, and/or certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement, or which are reasonably determined by the parties to be required to effectuate the transactions contemplated in this Agreement, or as otherwise may be reasonably requested by Colortek or Grinstead in furtherance of the intent of this Agreement.

         3.3 Post-Closing Documents. From time to time after the Closing, upon the reasonable request of any party, the party to whom the request is made shall deliver such other and further documents, instruments, and/or certificates as may be necessary to more fully vest in the requesting party the consideration provided for in this Agreement or to enable the requesting party to obtain the rights and benefits contemplated by this Agreement, including but not limited to delivery of records of all books and records of Colortek since inception .

         4. Representations, Warranties and Covenants of the Company

         The Company represents and warrants to the Colortek Shareholders and to Kathy Smiarowski that:

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         4.1 Organization and Authority. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the corporate power and authority to carry on its business as now being conducted. The execution and delivery of this Agreement and the consummation of the transactions contemplated in this Agreement have been, or will be prior to closing, duly authorized by all requisite corporate actions on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes the valid, binding and enforceable obligation of the Company.

         4.2 Ability to Carry Out Agreement. To the best of the Company's knowledge and belief, the execution and performance of this Agreement will not violate, or result in a breach of, or constitute a default in, any provisions of applicable law, any agreement, instrument, judgment, order or decree to which the Company is a party or to which the Company is subject. No consents of any persons under any contract or agreement required to be disclosed pursuant to this Agreement are required for the execution, delivery and performance by the Company of this Agreement.

         4.3 Capitalization of the Company. The capitalization of the Company is, as of the date hereof, comprised of One Hundred Million (100,000,000) shares of authorized $.001 par value common stock of which Eleven Million Three Hundred Sixty Three Thousand Eighty (11,363,080) shares are issued and outstanding, and Ten Million (10,000,000) shares of $.001 par value preferred stock of which Three Million Five Hundred Thousand (3,500,000) shares of Series A Convertible Preferred Stock are issued and outstanding. All issued and outstanding shares are legally issued, fully paid, and non-assessable, and are not issued in violation of the preemptive or other right of any person.

         4.4 Financial Information. The Company has provided to the Colortek Shareholders and to Kathy Smiarowski, or will provide prior to Closing, copies of its Annual Report on Form 10-KSB for the year ending September 30, 2006, interim reports on Form 10-QSB for the periods ended December 31, 2006 and March 31, 2007 and all current reports on Form 8-K since September 30, 2006. The reports and all other information included in such reports shall be referred to as the "Company Financials". The availability of the Company Financials on the website maintained by the United States Securities and Exchange Commission at www.sec.gov shall constitute delivery for the purpose of this Agreement. The Company has no obligations or liabilities (whether accrued, absolute, contingent, liquidated or otherwise, including without limitation any tax liabilities due or to become due) which are not disclosed and adequately provided for in the Company Financials, excepting current liabilities incurred and obligations under agreements entered into in the usual and ordinary course of business since the date of the Company Financials, none of which (individually or in the aggregate) are material except as expressly indicated in the Company Financials. The Company will use its best efforts to cause Colortek to pay its Liabilities after the Closing in a timely manner.

         4.5 Opportunity to Ask Questions. The Company and its representatives have been afforded an opportunity to ask questions of, and receive answers from, Colortek and the Colortek Shareholders regarding Colortek, and to obtain information to evaluate the risks and merits of the investment. All of the Company's questions have been answered to the full satisfaction of the Company and each representative of the Company.

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         4.6 Document and Property Review. The Company confirms that all documents, records and books pertaining to its proposed investment in the Colortek Shares have been made available to the Company, and the Company and its professional advisors have reviewed them, including, but not limited to the Colortek Disclosure Documents, Colortek's Articles of Incorporation, By-Laws, organizational resolutions, annual and periodic shareholders and directors resolutions and meeting minutes, tax returns, bank records, financial statements, correspondence, contracts and agreements with third parties. Representatives of the Company have spent extensive time in the office and at the facilities of the Colortek and have an intimate familiarity with the day to operations of Colortek's business and the condition of all of Colortek's equipment, business systems and accounting and bookkeeping methods and records.

         4.7 Investment Intent. The Company is purchasing the Colortek Shares for investment and not with a view to resale and/or redistribution in a manner which would require registration under the Securities Act of 1933 or any state securities law; the Company does not now have any reason to anticipate any change in circumstances which would cause the Company to dispose of the Colortek Shares and the Company can afford to bear the economic risk of the investment in the Colortek Shares for an indefinite period of time.

         4.8 No Securities Registration. The Company and each individual constituting the Company is aware that the Colortek Shares have not been registered and have not been reviewed, appraised, approved, or disapproved under the Securities Act of 1933 or under any Federal or state securities laws and he has no right to require such registration under the Securities Act of 1933 (the "Act") or any Federal or state securities laws; that there is no public market for the Colortek Shares and that it may not be possible to readily liquidate or transfer the investment.

         4.9 Accredited Investor Status. The Company is an "Accredited Investor," as defined in Rule 506 promulgated under the Securities Act of 1933, with which definition the Company is familiar.

         5. Representations and Warranties of the Colortek Shareholders

         The Colortek Shareholders represent and warrant to the Company that:

         5.1 Organization and Authority. To the best of their knowledge, information, and belief formed after reasonable inquiry, Colortek is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan, with the power and authority to carry on its business as now being conducted.

         5.2 Ability to Carry out Agreement. To the best of the Colortek Shareholders' knowledge and belief formed after reasonable inquiry, the execution and performance of this Agreement will not violate, or result in a breach of, or constitute a default in, any provisions of applicable law, any agreement, instrument, judgment, order or decree to which Colortek is a party or to which Colortek is subject, other than such violations, breaches, or defaults which, singly or in the aggregate, do not have a material adverse effect on its business as a whole or on the enforceability or validity of this Agreement. No consents of any persons under any contract or agreement required to be disclosed or disclosed pursuant to this Agreement are required for the execution, delivery and performance by the Colortek Shareholders of this Agreement.

         5.3 Capitalization of Colortek. As of the date of execution of this Agreement, the capitalization of Colortek is comprised of one class of capital stock consisting of Sixty (60,000) shares of common stock, of which 60,000


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shares were issued and are presently outstanding and held, of record, by the
Colortek Shareholders. All of the issued and outstanding shares are duly authorized, validly issued, fully paid, and have been offered, issued, sold, and delivered by Colortek in material compliance with all applicable federal and state securities laws.

         5.4. Corporate Records. Copies of all other corporate books and records, including but not limited to stock transfer ledgers, and any other documents and records of Colortek will be provided to the Company at Closing. Attached hereto as Schedule 5.4 are true and correct copies of the Articles of Incorporation, as amended, of Colortek, Inc., the Bylaws of Colortek, Inc., and the Corporate Minute Book of Colortek, Inc.

         6. Representations and Warranties of Colortek. Colortek represents and warrants, to the best of Colortek's knowledge, information and belief formed after reasonable inquiry, that Colortek has provided to the Company, or will provide prior to Closing, financial statements of Colortek for all fiscal years ended since the inception of Colortek and reports for such interim periods ending since the latest fiscal year ended, and such other documents and information relating to Colortek's current financial condition including but not limited to its purchase, operation and disposition, if any, of any assets and liabilities. Such financial statements and other financial information shall be referred to as the "Colortek Financials". Attached hereto as Schedule 6 is a true and correct copy of the Colortek Financials, which reflect all assets and liabilities, including any contingent liabilities of Colortek.

         7. Representations and Warranties of Grinstead. Grinstead represents and warrants to Colortek, to the Company, to Smiarowski and to Kathy Smiarowski that:

         7.1 Ability to Carry out Agreement. To the best of Grinstead's knowledge and belief formed after reasonable inquiry, the execution and performance of this Agreement will not violate, or result in a breach of, or constitute a default in, any provisions of applicable law, any agreement, instrument, judgment, order or decree to which Grinstead is a party or to which Grinstead is subject, other than such violations, breaches, or defaults which, singly or in the aggregate, do not have a material adverse effect on its business as a whole or on the enforceability or validity of this Agreement. No consents of any persons under any contract or agreement required to be disclosed or disclosed pursuant to this Agreement are required for the execution, delivery, and performance by Grinstead of this Agreement.

         7.2 Debt for Equity Exchange Agreement and Historical Debt Obligation Release. Colortek, Smiarowski and Kathy Smiarowski are no longer liable to Grinstead for any claims based on or arising out of that certain $757,000 obligation (the "Historical Debt Obligation"); provided, however, that Colortek shall remain obligated to Grinstead under the Supply Agreement referenced in
Section 7.3 below. Grinstead voluntarily converted the Historical Debt Obligation into 50% of the outstanding Colortek Shares and agreed to file a Release of Lien on the Historical Debt Obligation pursuant to a Debt for Equity Exchange Agreement dated as of March 15, 2007, a true and correct copy of which is set forth as an Exhibit to the Closing Agreement between Colortek and Grinstead that appears in Schedule 3.2(C)(1). Grinstead has not released any other claims against Colortek, save and except the Historical Debt Obligation. Grinstead expects to be paid in the ordinary course of business as an ongoing supplier to Colortek., and, for example, it is understood that the Historical Debt Obligation shall not include the current liabilities set forth on the April 30, 2007 Statement from Grinstead to Colortek and liabilities relating to any Colortek purchases from Grinstead during the month of May, 2007. Attached hereto in Schedule 7.2 is a true and correct copy the Grinstead Release of Lien on the Historical Debt Obligation.

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         7.3. Supply Agreement. The terms and conditions of the Supply Agreement described in the attached Schedule 7.3 accurately reflect the supply agreement between Colortek and Grinstead, and Grinstead shall execute and deliver such additional documentation to Colortek as Colortek may require to evidence such Agreement. 2 Company and Colortek Indemnification.

         8. The Company and Colortek will indemnify, defend and hold harmless Patrick Smiarowski and Kathy Smiarowski (the "Indemnitees") from and shall reimburse the Indemnitees for any and all actions, claims, losses, demands, damages (including incidental and consequential damages), suits, obligations, liabilities, costs (including costs of settlement), expenses (including attorneys' fees), charges and Liabilities, whether foreseen or unforeseen, fixed or contingent, known or unknown, which the Indemnitees may incur or which may be imposed upon the Indemnitees as a consequence of or which relates in any way to
(a) the breach by the Company of any representation, warranty or covenant of this Agreement,

         9. Employment Agreements. At the Closing, Colortek shall enter into Employment Agreements with Smiarowski and Kathy Smiarowski that specify the terms and conditions of the employment relationship between Colortek and Smiarowski and between Colortek and Kathy Smiarowski, which Employment Agreements shall be in the forms attached hereto in Schedule 9 and hereby made a part hereof. As partial consideration for entering the Employment Agreements, Patrick Smiarowski and Kathy Smiarowski hereby fully release the Company and the Company hereby fully releases Smiarowski and Kathy Smiarowski, from any and all claims, known or unknown, arising prior to the date of this Agreement.

         10. Securities Registration; Disclosure

         The Colortek Shareholders understand that the securities issued by the Company pursuant to this Agreement, have not been nor will they be registered under the Securities Act of 1933 as amended ("'33 Act"), but are issued pursuant to exemptions from registration including but not limited to Section 4(2) of the '33 Act, and the Company's reliance on such exemptions in issuing the securities is predicated in part on the representations of the Colortek Shareholders.

         Each of the Colortek Shareholders represents that, by virtue of their respective economic bargaining power or otherwise, he/she has had access to or have been furnished with, prior to or concurrently with Closing, the same kind of information that would be available in a registration statement under the '33 Act should registration of the securities issued pursuant to this Agreement have been necessary, and that they have had the opportunity to ask questions of and receive answers from the Company's officers and directors, or any party acting on their behalf, concerning the business of the Company and that they have had the opportunity to obtain any additional information, to the extent that the Company possesses such information or can acquire it without unreasonable expense or effort, necessary to verify the accuracy of information obtained or furnished by the Company.

         The Colortek Shareholders understand the Company Shares shall contain a Rule 144 legend in substantially the form set forth below.

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         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED
         UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE ACT. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO A REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT
         TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

         11. Miscellaneous Provisions

         11.1 Survival of Representations and Warranties. All representations, warranties, and covenants made by any party in this Agreement shall survive the Closing hereunder and the consummation of the transactions contemplated hereby for one (1) year from the Closing Date.

         11.2 Further Assurances. At any time and from time to time, after the effective date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

         11.3 Waiver. Any failure of any party to this Agreement to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed. The failure of any party to this Agreement to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision or a waiver of the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance.

         11.4 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         11.5 Governing Law. This Agreement shall be governed by the laws of the United States, State of Michigan.


         IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

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                                        "Company"

                                        MARKETING WORLDWIDE CORPORATION

                                        By: /s/ James C. Marvin
                                            ---------------------------------
                                        Name: James C. Marvin
                                        Title: Chief Financial Officer


                                        "Colortek"


                                        COLORTEK, INC.

                                        By: /s/ Patrick J. Smiarowski
                                            ---------------------------------
                                        Name: Patrick J. Smiarowski
                                        Title: President


                                        "Colortek Shareholders"

                                        /s/ Patrick J. Smiarowski
                                        -------------------------------------
                                        PATRICK J. SMIAROWSKI
                                        Owner of 30,000 Colortek shares


                                        GRINSTEAD GROUP, INC.

                                        By: /s/ C.B. Young
                                            ---------------------------------
                                        Name: C.B. Young, CEO
                                        Owner of 30,000 Colortek shares


                                        "Kathy Smiarowski"


                                        /s/ Kathleen M. Smiarowski
                                        -------------------------------------
                                        KATHLEEN M. SMIAROWSKI


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